UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 16, 2008

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

14 Wall Street, Suite 1620, New York, New York 10005
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (800) 361-5540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2008, the Company, entered into an 8% Convertible Promissory Note (the "Note") in favor of Pinnacle Three Corporation (the "Holder") in consideration for $450,000.  Under the terms and conditions of the Note, the Company promised to pay to the Holder a principal sum in the amount of the $450,000 advanced to the Company by Holder, together with accrued and unpaid interest at the rate of 8% per annum, on November 23, 2010. The Note was also convertible into shares of the Company’s common stock at an exercise price of $0.02 per share. On June 6, 2008, the Holder exercised its option to convert the unpaid principal balance, together with accrued interest, on the Note in the aggregate amount of $450,300, at an exercise price of $0.02 per share, into an aggregate of 22,515,000 shares of the Company’s common stock (the “Shares”).

The independent members of the Board of Directors of the Company did not immediately approve or ratify the financing, and the Company did not initially deliver the Shares as the independent Directors of the Company believed it was in the best interests of the Company to conduct a review of the valuation of the Company in comparison to the terms of the financing prior to approving the issuance, which was completed by the independent Directors on or around July 16, 2008.  The independent directors found no evidence of fraud or wrong doing on the part of Mr. Firer in connection with the issuance of the Note and found that the valuation of the Company used for purposes of issuing the Note was sufficiently favorable to the Company.  The independent directors however, did find that Mr. Firer’s expense reimbursements requests were not sufficiently detailed enough and the independent directors suggested that the Company adopt policies and procedures regarding request reimbursements from the Company’s officers and Directors, which policies the Company plans to look into adopting following the filing of its Form 10-KSB.  As of the date of this Report, Mr. Firer has not been reimbursed for any expenses dating back to April 2006.

Subsequent to the completion of the review, the Company’s three independent Directors, Jeffrey Klores, Bonnie Wachtel and William Scigliano, tendered their resignations as Directors of the Company (as described in greater detail below).

On or about July 21, 2008, the Company and the Holder entered into a Settlement Agreement and Mutual Release, whereby the Holder agreed to waive the Company’s default in delivering the Shares, that the Note would be satisfied in full following the issuance of the Shares, and that the Company would have no further liability under the Note following the issuance of the Shares.  Additionally, both the Company and the Holder agreed to forever release and discharge each other and each other’s officers, directors, agents, representatives and assigns from any and all liability in connection with the Note, the Company’s default and the Shares.

Item 3.02.	Unregistered Sales of Equity Securities.

Subsequent to the resignation of the independent Directors and the appointment of Theodore Ferrara as a Director of the Company (as described below), the Board of Directors approved the issuance of the restricted Shares to the Holder, which Shares represent approximately 30% of the Company’s issued and outstanding shares.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale, the recipient was an “accredited investor” and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On July 16, 2008, the Company’s three independent Directors, Jeffrey Klores, Bonnie Wachtel and William Scigliano, tendered their resignations as Directors of the Company effective as of July 16, 2008.

On July 17, 2008, the Board of Directors of the Company approved a decrease in the number of Directors of the Company from four (4) to two (2) and appointed Theodore Ferrara as a Director of the Company to fill the one remaining vacancy on the Board.  Mr. Ferrara’s biographical information is provided below.

Theodore Ferrara, age 43

Mr. Ferrara is currently the President of Sicon Contractors Inc., where he has served since October 1991.  Sicon Contractors, Inc. is a construction company operating out of Brooklyn, New York that specializes in the excavation, installation and restoration of utilities.  Mr. Ferrara has also served as the President of Rite Holdings, Inc., since July 2007.  From January 1985 to September 1991 he worked as a backhoe operator for Sical Contractors, Inc. in Brooklyn, New York.

The Company does not currently have an employment agreement or other compensation arrangement in place with Mr. Ferrara.

Mr. Ferrara, through his control of Rite Holdings, Inc., beneficially owns 7,190,331 shares of the Company’s common stock, which represented approximately 14% of the Company’s common stock prior to the issuance of the Shares to Pinnacle Three Corporation as described above and approximately 9.7% of the Company’s common stock subsequent to the issuance of the Shares to Pinnacle Three Corporation.  As stated in the Company’s Form 8-K filed with the Commission on July 11, 2008, Rite Holdings, Inc. entered into a Proxy Agreement with Mr. Firer on or around June 18, 2008, pursuant to which Rite Holdings, Inc. provided Mr. Firer the sole right to direct the vote the shares held by Rite Holdings, Inc. pursuant to the terms and conditions of the Proxy Agreement.

As a result of the appointment of Mr. Ferrara, the Board of Directors of the Company currently consists of Mr. Ferrara and Mr. Firer.

Item 8.01.	Other Events.

The Company is currently working with its independent auditor to finalize and complete its Form 10-KSB filing for the period ended March 31, 2008, which the Company is currently deficient in filing with the Commission.  The Company hopes to file the Form 10-KSB in the weeks following the filing of this Report on Form 8-K, of which there can be no assurance.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Convertible Promissory Note with Pinnacle Three Corporation

10.2*	Settlement Agreement and Mutual Release Between Pinnacle Three Corporation and the Company

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer
Date:  July 21, 2008